SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. _____)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box

[    ]  Preliminary Proxy Statement
[    ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[    ]  Definitive Additional Materials
[    ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

MOHAWK INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing Fee (Check the appropriate box):

[ X ] No fee required.

[    ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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                             which the filing fee is calculated and state how it was determined):

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[    ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

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To the Stockholders of Mohawk Industries, Inc.:

      You are cordially invited to attend the annual meeting of stockholders to be held on Thursday, May 15, 2003, at 10:00 a.m. local time, at the corporate headquarters of the Company, 160 South Industrial Boulevard, Calhoun, Georgia 30701.

      The principal business of the meeting will be to elect a class of directors to serve a three-year term beginning in 2003.  During the meeting, we also will review the results of the past year and report on significant aspects of our operations during the first quarter of 2003.

      Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the enclosed, postage-prepaid envelope at your earliest convenience so that your shares will be represented at the meeting.  If you choose to attend the meeting, you may revoke your proxy and personally cast your votes.  To receive a map and driving directions to the corporate headquarters, please call Christi Scarbro at (706) 624-2246.

                                                                                                                     Sincerely yours,

                                                                                                                     JEFFREY S. LORBERBAUM
                                                                                                                      President & Chief Executive Officer

Atlanta, Georgia
March 27, 2003

MOHAWK INDUSTRIES, INC.
160 South Industrial Boulevard
P. O. Box 12069
Calhoun, Georgia 30701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 15, 2003

      The annual meeting of stockholders of Mohawk Industries, Inc. (the ''Company'') will be held on Thursday, May 15, 2003, at 10:00 a.m. local time, at the corporate headquarters of the Company, 160 South Industrial Boulevard, Calhoun, Georgia 30701.

      The meeting is called for the following purposes:

  To elect three persons who will serve as the Company's Class II directors for a three-year term beginning in 2003; and
  To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed March 17, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOU CHOOSE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

                                                                                                                    By Order of the Board of Directors,

                                                                                                                    SIDNEY J. FROST
                                                                                                                    Vice President & Corporate Secretary

Atlanta, Georgia
March 27, 2003

MOHAWK INDUSTRIES, INC.
160 South Industrial Boulevard
P. O. Box 12069
Calhoun, Georgia 30703

PROXY STATEMENT

      This Proxy Statement is furnished by and on behalf of the Board of Directors of Mohawk Industries, Inc. (''Mohawk'' or the ''Company'') in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on Thursday, May 15, 2003, and at any and all adjournments or postponements thereof (the ''Annual Meeting'').  This Proxy Statement and the enclosed proxy card will be first mailed on or about March 27, 2003, to the stockholders of record of the Company (the ''Stockholders'') on March 17, 2003 (the ''Record Date'').

      Proxies will be voted as specified by Stockholders.  Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of the common stock of the Company (the ''Common Stock'') represented thereby will be voted FOR election of the nominees listed in this Proxy Statement as directors of the Company.  A Stockholder's submission of a signed proxy will not affect his or her right to attend and to vote in person at the Annual Meeting.  Stockholders who execute a proxy may revoke it at any time before it is voted by (i) filing a written revocation with the Secretary of the Company, (ii) executing a proxy bearing a later date or (iii) attending and voting in person at the Annual Meeting.

      The presence of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum.  Shares represented by proxies that are marked "withhold authority" will be counted as shares present for purposes of establishing a quorum.  Shares represented by proxies, which include broker nonvotes, will also be counted as shares present for purposes of establishing a quorum.  A broker nonvote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.  Once a quorum is established, the election of directors will require the affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote in the election at the Annual Meeting. Neither withholding authority to vote with respect to one or more nominees nor a broker nonvote will have an effect on the outcome of the election of directors.

      Pursuant to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), holders of Common Stock will be entitled to one vote for each share of Common Stock held. Pursuant to the provisions of the Delaware General Corporation Law, March 17, 2003 has been fixed as the Record Date for determination of Stockholders entitled to notice of and to vote at the Annual Meeting, and, accordingly, only holders of Common Stock of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting.  On the Record Date, there were 66,421,198 shares of Common Stock issued and outstanding held by approximately 421 Stockholders.

THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN
THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

PROPOSAL 1 - ELECTION OF DIRECTORS

      The Company's Certificate of Incorporation provides for the Board of Directors of the Company to consist of three classes of directors serving staggered terms of office.  Upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors.  The Class II directors, Bruce C. Bruckmann, Larry W. McCurdy and Sylvester ("Jack") H. Sharpe, have been nominated for re-election at the Annual Meeting.  The Class III and Class I directors have one year and two years, respectively, remaining on their terms of office and will not be voted upon at the Annual Meeting.

      The Company's Certificate of Incorporation provides that the Company shall have at least two and no more than eleven directors, with the Board of Directors to determine the exact number. In addition, the Certificate of Incorporation divides the Board of Directors into three classes, with each to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors.  The Board of Directors has by resolution set the number of directors at nine.

      It is the intention of the persons named as proxies to vote the proxies for Mr. Bruckmann's, Mr. McCurdy's and Mr. Sharpe's election as a Class II director of the Company, unless the Stockholders direct otherwise in their proxies.  Each of Mr. Bruckmann, Mr. McCurdy and Mr. Sharpe has consented to continue to serve as a director of the Company if re-elected.  In the unanticipated event that Mr. Bruckmann, Mr. McCurdy or Mr. Sharpe refuses or is unable to serve as a director, the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.  The Board of Directors has no reason to believe that Mr. Bruckmann, Mr. McCurdy or Mr. Sharpe will be unable or will decline to serve as a director.

      The affirmative vote of a plurality of the shares represented and entitled to vote in the election at the Annual Meeting at which a quorum is present is required for the election of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW

Director, Director Nominee and Executive Officer Information

      Based on information supplied by them, set forth below is certain information concerning the nominees for election as Class II directors and the directors in Classes III and I whose terms of office will continue after the Annual Meeting, including the name and age of each, his current principal occupation (which has continued for five years unless otherwise indicated), the name and principal business of the organization in which his occupation is carried on, the year each was elected to the Board of Directors of the Company, all positions and offices held during 2002 with the Company, and his directorships in other publicly held companies.

Nominees for Director

      Class II Nominees For Director (Current Terms Expire 2003)

      Bruce C. Bruckmann- Mr. Bruckmann (age 49) has been a director of the Company since October 1992.  Mr. Bruckmann has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc., a venture capital firm, since January 1995.  From March 1994 to January 1995, Mr. Bruckmann served as Managing Director of Citicorp Venture Capital, Ltd. (''CVC, Ltd.'') and as an executive officer of 399 Venture Partners, Inc. (formerly Citicorp Investments, Inc.).  From 1983 until March 1994, Mr. Bruckmann served as Vice President of CVC, Ltd. Mr. Bruckmann is also a director of Town Sports International, Inc., a fitness club operator, Anvil Knitwear, Inc., an active wear manufacturer, Penhall International, Inc., a renter of operator-assisted construction equipment, and H&E Equipment Services L.L.C., a renter and distributor of industrial and construction equipment. Mr. Bruckmann also serves as director for several private companies.

      Larry W. McCurdy- Mr. McCurdy (age 67) has been a director of the Company since the consummation of the Company's initial public offering in April 1992 (the "Initial Public Offering").  Mr. McCurdy was President and Chief Executive Officer of Moog Automotive, Inc., a privately held manufacturer of automotive aftermarket products, from November 1985 until April 1994.  Moog Automotive, Inc. was acquired by Cooper Industries, Inc., a manufacturer of electrical and automotive products, tools and hardware, in October 1992, and Mr. McCurdy became Executive Vice President-Operations of Cooper Industries, Inc. in April 1994.  Mr. McCurdy held that position until March 7, 1997, when he became President, Chief Executive Officer and a director of Echlin Inc., a worldwide manufacturer of motor vehicle parts.  On December 17, 1997, Mr. McCurdy was elected Chairman of the board of directors of Echlin, Inc. In July 1998 Echlin was merged with Dana Corporation, a global leader in the engineering, manufacturing and distribution of components and systems for worldwide vehicular and industrial manufacturers. Mr. McCurdy served as President of the Dana Automotive Aftermarket Group from July 1998 until his retirement in August 2000.Mr. McCurdy also serves on the boards of directors of American Axle & Manufacturing Holdings, Inc., Lear Corporation, both international manufacturers for original equipment vehicles, Breed Technologies, Inc., an equipment supplier of air bag sensing devices and air bag components and General Parts, Inc., a North American automotive parts distributor.

      Sylvester ("Jack") H. Sharpe- Mr. Sharpe (age 71) has been a director of the Company since October 1999.  Mr. Sharpe has served as Executive Vice President of the Residential Business of the Company since January 1995. From 1975 to 1995, Mr. Sharpe served as the Executive Vice President of Aladdin Mills, Inc. ("Aladdin"), a company acquired in 1994 by Mohawk.

Continuing Directors

      Class III Directors Continuing in Office (Terms Expire 2004)

      Leo Benatar- Mr. Benatar (age 73) has been a director of the Company since the consummation of the Company's Initial Public Offering. Mr. Benatar has been a Principal in Benatar and Associates since May 1996.  From June 1995 until May 1996, Mr. Benatar was Chairman of the Board of Engraph, Inc., a manufacturer of packaging and product identification materials.  Before June 1995, Mr. Benatar served as Chairman of the Board, President and Chief Executive Officer of Engraph, Inc. for more than five years.  Engraph, Inc. was acquired by Sonoco Products Company, a manufacturer of packaging and product identification materials, in October 1992, and Mr. Benatar served as Senior Vice President and a director of Sonoco Products Company from October 1992 until May 1996.  Mr. Benatar is also a director of Interstate Bakeries Corporation, a manufacturer and distributor of food products, Aaron Rents, Inc., a furniture and appliance retailer and Paxar Corporation, a provider of identification and tracking solutions to retailers and apparel manufacturers. From January 1, 1994 until December 31, 1995, Mr. Benatar also served as Chairman of the Federal Reserve Bank of Atlanta.

      David L. Kolb- Mr. Kolb (age 64) served as President of Mohawk Carpet Corporation (now one of the Company's principal operating subsidiaries) until Mohawk Carpet Corporation was acquired by the Company in December 1988, at which time he became Chairman of the Board of Directors and Chief Executive Officer of the Company. Effective January 1, 2001, Mr. Kolb retired from his position as Chief Executive Officer.  Prior to joining Mohawk Carpet Corporation, Mr. Kolb served in various executive positions with Allied-Signal Corporation for 19 years, most recently as Vice President and General Manager of Home Furnishings.  Mr. Kolb is also a director of Chromcraft Revington, Inc., a furniture manufacturer, Oglethorpe University, The Georgia Board of Industry, Trade and Tourism and Paxar Corporation, a provider of identification and tracking solutions to retailers and apparel manufacturers.

      W. Christopher Wellborn- Mr. Wellborn (age 47) was Executive Vice President, Chief Financial Officer and Assistant Secretary of Dal-Tile International Inc. ("Dal-Tile") (now one of the Company's principal operating subsidiaries) from August 1997 through March 20, 2002 when he was named a director of the Company and the President of Dal-Tile, at the time the merger of Dal-Tile with a wholly owned subsidiary of the Company (the "Dal-tile Merger") was completed. From June 1993 to August 1997, Mr. Wellborn was Senior Vice President and Chief Financial Officer of Lenox, Inc.

      Class I Directors Continuing in Office (Terms Expire 2005)

      John F. Fiedler- Mr. Fiedler (age 64) has been a director of the Company since March 20, 2002. Mr. Fiedler is Chairman of Borg Warner Inc. Prior to joining Borg Warner as President in June 1994, Mr. Fiedler was Executive Vice President of The Goodyear Tire & Rubber Company, where he was responsible for North American Tires. Mr. Fiedler's 29-year career with Goodyear included numerous sales, marketing and manufacturing positions in the United States and the Far East. He also served as President of Retread Systems Company and Kelley Springfield Tire Company, both divisions of Goodyear.  Mr. Fiedler is also a director of Roadway Express, Inc. and Cooper Tire and Rubber Company. He is also a member of the Kent State Centennial Commission and on the Board of Trustees of the Manufacturers Alliance/MAPI.

      Jeffrey S. Lorberbaum- Mr. Lorberbaum (age 48) has been a director of the Company since March 28, 1994 and served as President and Chief Operating Officer of the Company since January 24, 1995. Effective January 1, 2001, Mr. Lorberbaum succeeded Mr. Kolb as Chief Executive Officer and currently holds the position of President and Chief Executive Officer. Mr. Lorberbaum joined Aladdin, in 1976 and served as Vice President-Operations from 1986 until February 25, 1994 when he became President and Chief Executive Officer of Aladdin.

      Robert N. Pokelwaldt- Mr. Pokelwaldt (age 66) has been a director of the Company since the consummation of the Company's Initial Public Offering.  Mr. Pokelwaldt served as Chairman and Chief Executive Officer of York International Corporation, a manufacturer of air conditioning and cooling systems, from January 1993 until his retirement in October 1999.  He also served York International from June 1991 until January 1993 as President, Chief Executive Officer and a director and, from January 1990 until June 1991, as President and Chief Operating Officer.  Mr. Pokelwaldt is also a director of Carpenter Technologies Corporation, a manufacturer of specialty steel, Susquehanna Pfaltzgraff Corp., a manufacturer of dinnerware products and an owner/operator of radio and cable systems networks, Intersil Corp., a telecommunications chip manufacturer, and First Energy Corporation, a generator and power distribution company.

      In connection with the merger of Aladdin with a wholly owned subsidiary of the Company in February 1994 (the "Aladdin Merger"), the Company agreed to appoint to its Board of Directors up to two persons designated by the former shareholders of Aladdin, and Messrs. Jeffrey S. Lorberbaum and Sylvester H. Sharpe are such designees.  The Company is required to nominate up to two persons designated by such holders for election or re-election, as the case may be, to the Board of Directors of the Company and to use its best efforts to cause such nominees to be elected to the Board of Directors.  At such time as the former shareholders of Aladdin have disposed of 50% or more of the Common Stock issued to them in the Aladdin Merger, the Company will be required to nominate only one such person to the Board of Directors, and at such time as the former shareholders of Aladdin have disposed of 75% or more of the Common Stock issued to them in the Aladdin Merger, the Company will no longer be required to nominate any of such persons to the Board of Directors.

Meetings and Committees of the Board of Directors

      General.   During fiscal 2002, the Board of Directors held six meetings.  All members of the Board of Directors attended at least 75% of the total number of Board of Directors and Committee meetings that they were eligible to attend.

      The Audit Committee consists of Mr. Bruckmann, Mr. Fiedler, Mr. McCurdy (Chairman) and Mr. Pokelwaldt. The Audit Committee met six times during 2002.  The Audit Committee oversees management's conduct of the financial reporting process, the system of internal, financial and administrative controls and the annual independent audit of the Company's financial statements. In addition, the Audit Committee makes recommendations to the Board of Directors regarding the Company's employment of independent auditors, reviews the independence of such auditors, approves the scope of the annual activities of the independent and internal auditors and reviews audit results. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A. See also "Audit Committee-Report of the Audit Committee of the Board of Directors of Mohawk Industries, Inc."

      The Compensation Committee consists of Mr. Benatar (Chairman), Mr. Pokelwaldt and Mr. McCurdy.  The Compensation Committee met five times during 2002.  The Compensation Committee is responsible for deciding, recommending and reviewing the compensation, including benefits, of the executive officers and directors of the Company and for administering the Company's incentive compensation plans. See also ''Executive Compensation and Other Information-Report of the Compensation Committee of the Board of Directors of Mohawk Industries, Inc.''

      The Nominating and Corporate Governance Committee (the "Governance Committee") consists of Mr. Benatar, Mr. Bruckmann and Mr. Fiedler (Chairman). The Governance Committee was established in October 2002. The Governance Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities under the New York Stock Exchange listing standards and Delaware law, identifying qualified candidates for nomination to the Board of Directors and developing and evaluating the Company's corporate governance policies. The Governance Committee will also consider nominees to the Board of Directors recommended by Stockholders in accordance with the requirements of the Company's Bylaws. For a description of requirements regarding Stockholder nominations and other proposals, see "Other Matters." The Governance Committee did not meet in 2002.

      Director Compensation.   Employees of the Company or its subsidiaries who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or any Committee of the Board of Directors.  The Company pays non-employee directors an annual retainer of $20,000 and a fee of $3,000 for each Board meeting and $1,000 for each Committee meeting attended.  In lieu of this retainer and fees, Mr. Kolb receives an annual retainer of $30,000 for his services as Chairman of the Board of Directors and a fee of $3,000 for each Board meeting and $1,500 for each Committee meeting attended.  Committee Chairmen also receive an annual retainer of $2,500.  Pursuant to the Company's 2002 Long-Term Incentive Plan, directors who are not employees of the Company are initially granted a non-qualified stock option to purchase 11,250 shares of Common Stock as of the date they commence service as a director.  On January 1 of each year, eligible directors who are directors on such date receive an option to purchase 2,250 shares of Common Stock.  The exercise prices for all such option grants are based on a formula that with respect to initial grants relates to the closing sale price of the underlying Common Stock on the business day immediately preceding the date of grant and with respect to subsequent grants is the average of the closing sale prices of the underlying Common Stock on the last business day of each of the Company's four fiscal quarters during the preceding fiscal year. The Company reimburses all directors for expenses the directors incur in connection with attendance at meetings of the Board of Directors or Committees.

      In December 1996, the Board of Directors adopted the Mohawk Industries, Inc. 1997 Non-Employee Director Stock Compensation Plan (the "Director Stock Compensation Plan") to promote the long-term growth of the Company by providing a vehicle for its non-employee directors to increase their proprietary interest in the Company and to attract and retain highly qualified and capable non-employee directors.  Under the Director Stock Compensation Plan, non-employee directors may elect to receive their annual cash retainer fees (excluding any meeting fees) in shares of Common Stock of the Company, based on the fair market value of the Common Stock on the quarterly payment date.  The maximum number of shares of Common Stock which may be granted under the plan is 37,500 shares, which shares may not be original issue shares.  In 1997, the Director Stock Compensation Plan was amended by the Board of Directors to include an optional income deferral feature using a book entry (phantom stock) account that would fluctuate in value based on the performance of the Common Stock of the Company over the deferral period.  The Board of Directors may suspend or terminate the Director Stock Compensation Plan at any time.

Executive Officers

      The executive officers of the Company serve at the discretion of the Board of Directors and are comprised of Messrs. Jeffrey S. Lorberbaum and W. Christopher Wellborn (who are identified above), William B. Kilbride, H. Monte Thornton and John D. Swift.

      William B. Kilbride- Mr. Kilbride (age 52) joined American Rug Craftsmen, formerly a wholly owned subsidiary of the Company, as its President in June 1992.  Mr. Kilbride served in that position until he became President of the Mohawk Home Division, upon its formation in 1999.  Before joining American Rug Craftsmen, Mr. Kilbride served as First Vice President-Planning of Dean Witter Discover, which he joined in February 1983.

      H. Monte Thornton- Mr. Thornton (age 62) joined Karastan Bigelow, a division of Fieldcrest Cannon, Inc. ("Karastan") in July 1990 and was named President of Karastan at the time of that division's acquisition by Mohawk in July 1993. Mr. Thornton served in that position until April of 2000 when he became President of the Fashion and Performance Division (which serves the commercial and hospitality markets and the Karastan customers). On December 1, 2001, Mr. Thornton was appointed President-Carpet Group, assuming responsibility for sales and marketing of carpet products. Before joining Karastan, Mr. Thornton served as President of Hollytex, Inc., a carpet manufacturer, which he joined in December 1984.

      John D. Swift- Mr. Swift (age 61) served as Vice President-Finance of Mohawk Carpet Corporation from September 1984 to December 1988 and since that time has served as Vice President-Finance and Chief Financial Officer of the Company.  Mr. Swift served as Treasurer of the Company from December 1988 to February 1994 and served as Secretary of the Company from December 1988 to May 23, 1996.  Prior to joining Mohawk Carpet Corporation, he worked for General Electric Company for 18 years in various positions of accounting, auditing and financial management.

AUDIT COMMITTEE

      The Company has an Audit Committee of the Board of Directors composed of four directors who are independent as defined in sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.

Report of the Audit Committee of the Board of Directors of Mohawk Industries, Inc.

      The Audit Committee members reviewed and discussed the audited financial statements for the year ended December 31, 2002 with management. The Audit Committee members also discussed the matters required to be discussed by Statement of Auditing Standards No. 61 with the Company's independent auditors, KPMG LLP ("KPMG"). The Audit Committee received the written disclosure letter from KPMG required by Independence Board Standard No. 1, discussed with KPMG any relationships that may impact their objectivity and independence and satisfied itself as to KPMG's independence. In addition, the members of the Audit Committee considered whether the provision of services by KPMG for the year ended December 31, 2002 described below under "All Other Fees" was compatible with maintaining KPMG's independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Audit Committee

Larry W. McCurdy-Chairman
Bruce C. Bruckmann
John F. Fiedler
Robert N. Pokelwaldt

Audit Fees

      The Company was billed $1,243,000 for the audit of the Company's annual financial statements for the year ended December 31, 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for the year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees

      None.

All Other Fees

      The Company was billed $410,000 for all fees other than the fees discussed above under "Audit Fees." These fees included $396,000 for tax consulting and compliance services and $14,000 for audit-related services.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

      Decisions and recommendations regarding the compensation of the Company's executives are made by a three member Compensation Committee composed entirely of independent directors who have never served as officers or employees of the Company.  Following is a report of the Compensation Committee concerning the Company's executive compensation policies for 2002.

Report of the Compensation Committee of the Board of Directors of Mohawk Industries, Inc.

      Executive Compensation Philosophy. The Committee believes that a compensation program that enables the Company to attract and retain outstanding executives will assist the Company in meeting its long-range objectives, thereby serving the interests of the Company's stockholders. The compensation program of the Company is designed to achieve the following objectives:

  Provide compensation opportunities that are competitive with those of companies of a similar size.
  Create a strong link between the executive's compensation and the Company's annual and long-term financial performance.
  Include above average elements of financial risk through performance-based incentive compensation, which offers an opportunity for above average financial reward to the executives.

      The Company's executive compensation program has three components: base salaries, annual incentives and long-term incentives.

      Base Salaries. The Company's executive officers receive base salaries as compensation for the skills, knowledge and experience that they bring to their positions. Base salaries paid to the Company's executive officers are intended to be maintained at a competitive level with companies of a similar size. In order to assess competitive rates, the committee used compensation surveys, produced by the Vice President-Human Resources of the Company using publicly available information, of executives with similar job functions and responsibilities in public companies engaged in nondurable goods manufacturing in the same net sales range. The group of companies included in the surveys used was broader than the peer group used in the Performance Graph following this report because the competitive marketplace for executive talent has been viewed by the Committee as national in scope and not restricted to the carpet and textile industries. With respect to base salaries, the Committee has tried to achieve competitive rates by targeting the approximate midpoint of the range of base salaries for comparable positions. Within this overall policy, the Committee has preserved the flexibility to make exceptions where performance over several years dictates a higher base salary.

      Annual Incentive Bonuses. Annual incentive bonuses under the executive incentive program are provided in addition to base salaries to create total annual compensation. The Committee has targeted the upper quartile of total annual compensation for similarly situated executives in companies of similar size. By placing a significant portion of an executive's annual pay ''at risk,'' the Committee believes that compensation is more directly related to performance and will more closely link the financial interests of the executives and those of the stockholders. Given the Company's aggressive business objectives, the Committee believes this policy to be appropriate and fair for both the executives and the stockholders.

      The 2002 Executive Incentive Program (the ''Plan'') was designed to provide incentive bonus opportunities for 30 executives of the Company.  The executive officers named in the Summary Compensation Table are included in the program except for Mr. Wellborn. For those executives who were classified as Corporate Participants, including the Chief Executive Officer (''CEO''), the Chief Financial Officer and the President-Carpet Group, to be eligible for any bonus the total corporation must have attained in 2002 a threshold level of earnings per share (''EPS'') established by the Committee. For those executives who were classified as Residential/Karastan Participants, Commercial/Hospitality Participants or Home Products Participants one half of their bonus is earned based upon total corporation performance ("corporate bonus") and one half of their bonus is earned on their business unit performance ("division bonus"). For those executives to be eligible for their division bonus, their business unit must have attained in 2002 a threshold level of EPS contribution established by the Committee. The factors considered in establishing the thresholds in the Plan were the previous year's EPS for the total corporation and EPS contribution by each business unit. If the threshold is attained, then the bonus calculation is based on the attainment of increasing levels of improvement of (i) 2002 EPS over 2001 EPS and (ii) 2002 Earnings After Capital Charge ("EAC") (after tax operating earnings less a cost of capital charge) over EAC targets established by the Committee using 2001 results as a base. The bonus calculation is weighted 75% to the EPS level attained and 25% to the EAC level attained. The bonus attainable at various levels in the Plan is calculated as a percentage of 2002 compensation payments excluding all bonus, deferred bonus and other non-salary amounts ("Base Compensation"). The percentages of Base Compensation for which individual participants become eligible at the various levels vary and were set for the CEO by the Committee and for the other executives by the CEO (subject to the approval of the Committee) in order to relate performance goals to a targeted level of total annual compensation.

      A portion of each award exceeding a level established in the Plan is paid as follows: one-half is paid in shares of the Common Stock purchased in the market and issued to the participant as restricted shares under the Mohawk Industries, Inc. 2002 Long-Term Incentive Plan and one-half is used to pay withholding tax on the award. One-half of the shares granted will be restricted for one year and the other half for two years. The number of restricted shares to be granted is calculated using the average monthly closing stock price of the Common Stock during 2002. The balance of the award is paid in cash to the participant in 2003.

      The Committee has the authority to interpret the Plan, make changes therein or grant special bonuses for exceptional performance as it determines appropriate.

      Mr. Wellborn is eligible to receive an annual bonus equal to 100% of his base pay upon attainment of certain pre-established target performance measures, which include economic value added, inventory turns, and customer service. For 2002, Mr. Wellborn achieved a performance award equivalent to 93% of his Base Compensation.

      Long-Term Incentives. The Company provides long-term incentives to its executives through stock option programs designed to encourage executives to acquire and hold shares of Common Stock. The stock option plans are designed to retain executives and motivate them to improve the market value of the Common Stock over a number of years. The Committee believes that equity ownership by executives furthers the Committee's compensation policy objective of aligning long-term financial interests of executives with those of the stockholders. The Committee considers the amount and terms of options previously awarded to and held by executive officers in determining the size of option grants.  In 2002, options were granted to all of the executive officers named in the Summary Compensation Table. These options all vest in 20% annual increments.

      Other Compensation Plans. The Company maintains several broadly-based employee benefit plans in which the executive officers are permitted to participate on the same terms as other employees. These include the retirement savings plan (designed to qualify under section 401(k) of the Internal Revenue Code), a supplemental executive retirement plan which provides certain supplemental retirement and other benefits to a certain executive who has completed an aggregate of 60 months employment with the Company, and a nonqualified deferred compensation plan for highly compensated employees which permits deferral of income on a portion of the employee's compensation.

      To the extent readily determinable and as one of the factors in its consideration of the various components of executive compensation, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

      Chief Executive Officer Compensation.  In accordance with the compensation philosophy and process described above, the Committee set Mr. Lorberbaum's base salary for 2002 at $635,000, which was below the midpoint for CEO's of similar sized companies in the surveys used by the Committee.  Mr. Lorberbaum's total annual cash compensation is linked to the Company's performance by his participation in the 2002 Executive Incentive Program.  Under the Plan, he would earn no bonus unless 2002 EPS exceeded the threshold level established in the Plan.  In 2002, Mr. Lorberbaum earned a bonus equal to approximately 120 percent of his Base Compensation based upon an improvement in EPS for the total corporation of 24 percent over 2001 EPS and an improvement in EAC for the total corporation of 30 percent over 2001 EAC.  This bonus will be paid in cash and restricted shares as described above.  In 2002, Mr. Lorberbaum was awarded stock options to purchase 3,500 shares of Common Stock at fair market value on the date of the grant.  These options vest in 20% annual increments.

      The Committee's objectives in setting Mr. Lorberbaum 's compensation for 2002 were to be competitive with other companies in the carpet industry and with other public companies of a similar size and to provide Mr. Lorberbaum with appropriate incentives to achieve the Company's short-term and long-term objectives.

Compensation Committee

Leo Benatar-Chairman
Larry W. McCurdy
Robert N. Pokelwaldt

Performance Graph

      The following is a line graph comparing the yearly percentage change in the Company's cumulative total stockholder returns to those of the Standard & Poor's 500 Index and a group of peer issuers beginning on December 31, 1997 and ending on December 31, 2002.

Comparison of Total Cumulative Returns Between Mohawk Industries, Inc.,
 the S&P 500 Index and a Peer Group

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Mohawk	$100.00	$191.74	$120.23	$124.79	$250.17	$259.60
S&P 500	$100.00	$128.58	$155.64	$141.47	$124.66	$97.11
Peer Group	$100.00	$107.90	$92.53	$89.57	$90.54	$81.76

      The peer group includes the following companies: Congoleum Corporation, Cone Mills Corporation, Dan River, Inc., Dixie Group, Inc., Guilford Mills, Inc., Interface, Inc., Leggett & Platt, Inc., Masco Corporation and West Point Stevens, Inc.  Total return values were calculated based on cumulative total return, assuming the value of the investment in the Company's Common Stock and in each index on December 31, 1997 was $100 and that all dividends were reinvested.  The Company is not included in the peer group because management believes that, by excluding the Company, investors will have a more accurate view of the Company's performance relative to certain other carpet and textile companies.

Summary of Cash and Certain Other Compensation

      The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 2002, 2001, and 2000 for (i) the Chief Executive Officer of the Company and (ii) each of the four other most highly compensated executive officers of the Company (determined as of December 31, 2002) (collectively, the ''Named Executive Officers'').

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Position	Year	Salary ($)		Bonus ($)(4)	Restricted Stock Awards ($)(1)	Securities Underlying Options(#)	All Other Compensation ($)(2)
Jeffrey S. Lorberbaum President and Chief Executive Officer	2002 2001 2000	$635,000 575,000 495,000		$698,500 503,125 363,176	$ 80,898 118,577 61,437	3,500 50,000 1,500	$3,450 3,450 3,450
William B. Kilbride President -Mohawk Home	2002 2001 2000	$345,000 320,000 290,000		$244,330 240,000 178,250	$18,333 52,785 28,824	3,500 35,000 -	$3,450 3,450 3,450
H. Monte Thornton President-Carpet Group	2002 2001 2000	$400,000 320,000 295,417		$320,000 240,000 178,000	$33,950 52,785 29,134	3,500 55,000 20,000	$3,450 3,450 3,450
John D. Swift Vice President-Finance and Chief Financial Officer	2002 2001 2000	$345,000 320,000 275,000		$276,000 240,000 173,853	$29,294 52,785 27,333	3,500 25,000 -	$3,450 3,450 3,450
W. Christopher Wellborn President-Dal-Tile	2002	$308,183	(3)	$390,500	-	3,500	$3,450

  Amounts in 2002 include 1,668, 378, 700 and 604 shares for Messrs. Lorberbaum, Kilbride, Thornton and Swift, respectively.  These shares were granted on February 24, 2003, in connection with each executive's annual incentive bonus for 2002 and have been valued at $48.50 per share.  The restrictions will lapse on February 24, 2004 for 50% of the shares and will lapse on February 24, 2005 for the remaining 50%. Amounts in 2001 include 1,878, 836, 836, and 836 shares for Messrs. Lorberbaum, Kilbride, Thornton and Swift, respectively.  These shares were granted on February 26, 2002, in connection with each executive's annual incentive bonus for 2001 and have been valued at $63.14 per share.  The restrictions lapsed on February 26, 2003 for 50% of the shares and will lapse on February 26, 2004 for the remaining 50%. Amounts in 2000 include 1,978, 928, 938 and 880 shares for Messrs. Lorberbaum, Kilbride, Thornton and Swift, respectively.  These shares were granted on February 15, 2001, in connection with each executive's annual incentive bonus for 2000 and have been valued at $31.06 per share.  The restrictions lapsed on February 15, 2002 for 50% of the shares and lapsed on February 15, 2003 for the remaining 50%. See "Executive Compensation and Other Information-Report of the Compensation Committee of the Board of Directors of Mohawk Industries, Inc." As of December 31, 2002, Mr. Lorberbaum held 2,867 shares of restricted stock valued at $149,295, Mr. Kilbride held 1,300 shares of restricted stock valued at $67,169, Mr. Thornton held 1,305 shares of restricted stock valued at $67,352 and Mr. Swift held 1,276 shares of restricted stock valued at $66,424.
  Represents matching contributions pursuant to the Company's Retirement Savings Plan.
  Amount includes compensation received from the Company from the date of the Dal-Tile Merger through December 31, 2002.
  Amounts in 2002 include $31,750, $17,250, $20,000, $17,250 and $20,000 for Messrs. Lorberbaum, Kilbride, Thornton, Swift and Wellborn, respectively for one-time discretionary bonuses.

Option Grants

      The following table sets forth information on options granted to the Named Executive Officers in fiscal 2002.

Option Grants In Fiscal Year
Ended December 31, 2002

Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in the Fiscal Year (1)	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2) 5% 10%
Jeffrey S. Lorberbaum	3,500(3)	0.48%	$63.1400	02/26/12	$ 138,979	$ 52,201
William B. Kilbride	3,500(3)	0.48%	$63.1400	02/26/12	$ 138,979	$ 352,201
H. Monte Thornton	3,500(3)	0.48%	$63.1400	02/26/12	$ 138,979	$ 352,201
John D. Swift	3,500(3)	0.48%	$63.1400	02/26/12	$ 138,979	$ 52,201
W. Christopher Wellborn	25,000(4)	3.42%	$63.1400	03/20/12	$ 1,004,659	$ 2,546,003
  The total number of shares of Common Stock covered by options granted to employees in the 2002 fiscal year was 731,050.
  Potential realizable value is based on the assumption that the Common Stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10-year option term.  The numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission (the "SEC") and are not intended to predict future performance.
  These options were granted under the Company's 1997 Long-Term Incentive Plan and vest in 20% annual increments beginning February 26, 2002.
  These options were granted under the Company's 1997 Long-Term Incentive Plan and vest in 20% annual increments beginning March 20, 2002.

Option Exercises and Holdings

      The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during fiscal 2002 and the number of shares covered by both exercisable and non-exercisable stock options held by the Named Executive Officers as of December 31, 2002. Also reported are the values for ''in-the-money'' options, which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the Common Stock (which was $56.95).

Aggregated December 31, 2002
Year End Option Values

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey S. Lorberbaum	-	-	89,800	47,200	$ 3,898,876	$ 1,170,415
William B. Kilbride	8,000	$ 238,393	15,200	42,300	$ 412,074	$ 1,028,582
H. Monte Thornton	14,650	$ 621,459	6,950	62,300	$ 126,386	$ 1,286,172
John D. Swift	3,500	$ 129,500	5,700	26,300	$ 158,184	$ 611,123
W. Christopher Wellborn	116,632	$ 4,755,667	25,000	25,000	$ 735,250	-

(1) Value realized is the difference between the fair market value of the securities underlying the options and the exercise price on the date of exercise.

Pension Plans

      The following table shows estimated annual retirement benefits payable to Mr. Swift at age 65 under the Supplemental Executive Retirement Plan (the ''SERP'') as described below.

Pension Plan Table
Remuneration	15 or more Years of Service
$ 200,000	$ 80,000
300,000	120,000
400,000	160,000
500,000	200,000
600,000	240,000
700,000	280,000
800,000	320,000
900,000	360,000
1,000,000	400,000
1,100,000	440,000
1,200,000	480,000
1,300,000	520,000

      The Company has established a Retirement Savings Plan (the "Retirement Savings Plan"), which is a combination 401(k)/profit-sharing plan that provides for employee pre-tax contributions under Section 401(k) of the Internal Revenue Code, Company matching contributions, and, if profits are sufficient, a Company profit sharing contribution.  The Company has also established the SERP, a non-qualified plan designed to supplement the benefits payable under the Retirement Savings Plan and certain other plans.  The SERP provides such benefits to Mr. Swift.

      Benefits under the SERP generally vest after the participant has sixty months of employment with the Company and generally can begin once the participant attains age 60.  The retirement benefit payable at age 65 to Mr. Swift (and prior to reduction as described below) is 40% of Mr. Swift's average annual compensation (meaning salary, bonuses and certain pre-tax deferrals to Company benefit plans, but does not include reimbursements for tax payments in connection with stock option exercises) over the final sixty (60) months prior to termination of employment. Benefits under the SERP are reduced if the participant begins to receive SERP benefits prior to age 65.

      Benefits payable under the SERP as shown in the foregoing table are reduced by (i) one-half of the participant's Social Security benefits; (ii) certain other Company benefit plans; and (iii) the annuity benefit to the participant from a subsequent employer's pension plan.  Upon retirement, the normal form of SERP benefit is a life annuity for the life of the participant, but the Board and the participant may approve payment in an alternate form. There are also certain death benefits and medical benefits that are payable under the SERP.

      As of December 31, 2002, Mr. Swift had an average five-year compensation of $502,187 and 18 years of creditable service.  Messrs. Lorberbaum, Kilbride, Thornton, and Wellborn do not participate in the SERP.

Equity Compensation Plan Information

      The following table gives information about the common stock that may be issued under the Company's existing equity compensation plans as of December 31, 2002.

Equity Compensation Plans Approved by Stockholders	Number of Securities to be Issued Upon Exercise of Outstanding Options.	Weighted Average Exercise Price of Outstanding Options.	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans.

2002 Long-Term Incentive Plan	102,200	$ 55.50	3,097,050
1997 Long-Term Incentive Plan	1,412,525	42.98	-
1993 Stock Option Plan	382,230	28.14	-
1992 Mohawk-Horizon Stock Option Plan	256,302	17.38	-
1992 Stock Option Plan	115,269	18.71	-
Dal-Tile International Inc. 2000 Amended and Restated Stock Option Plan	32,963	4.03	-
Dal-Tile International Inc. 1998 Amended and Restated Stock Option Plan	72,080	21.85	-
Dal-Tile International Inc. 1997 Amended and Restated Stock Option Plan	6,194	20.36	-
DTM Investors Inc. 1990 Stock Option Plan	24,614	20.67	-

Certain Relationships and Related Transactions

      In connection with the merger of Dal-Tile, Mr. Wellborn entered into an agreement with the Company whereby he agreed to serve as President of Dal-Tile commencing on March 20, 2002 through March 20, 2004. If during the term of the agreement Mr. Wellborn's employment is terminated without cause he would receive his annual salary, currently $400,000, for the remainder of the term plus annual bonuses based on the greater of his target bonus or the average bonus received for the past two fiscal years. Mr. Wellborn also received 25,000 options to purchase the Company's Common Stock pursuant to this agreement.

      Pursuant to a change in control agreement Mr. Wellborn had with Dal-Tile, Mr. Wellborn received a payment of $2,019,384 in connection with the merger with Mohawk.

Principal Stockholders of the Company

      The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 17, 2003, by (i) each person who is known by the Company beneficially to own more than five percent of the outstanding shares of the Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the Named Executive Officers, and (iv) all of the Company's directors and executive officers as a group.  Unless otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Jeffrey S. Lorberbaum(1)	14,489,788	21.8%
Ruane, Cunniff & Co., Inc.(2)	9,912,964	14.9
Aladdin Partners, L.P.(3)	9,900,000	14.9
FMR Corp.(4)	4,934,813	7.4
JMS Group Limited Partnership(5)	3,985,604	6.0
Sylvester H. Sharpe(6)	496,137	*
David L. Kolb(7)	483,260	*
Bruce C. Bruckmann(8)	284,192	*
John D. Swift(9)	60,275	*
William B. Kilbride(10)	33,046	*
W. Christopher Wellborn(11)	30,000	*
Robert N. Pokelwaldt(12)	29,829	*
Leo Benatar(12)	24,444	*
Larry W. McCurdy(12)	23,189	*
H. Monte Thornton(13)	21,373	*
John F. Fiedler (14)	4,107	*
All directors and executive officers as a group (12 persons)	15,979,640	24.1%

 *      Less than one percent.

  The address of Mr. Jeffrey S. Lorberbaum is 2001 Antioch Road, Dalton, Georgia 30721.  Includes 9,900,000 shares held by Aladdin Partners, L.P., with respect to which Mr. Lorberbaum may be deemed to share voting and investment power.  Mr. Lorberbaum is the majority owner of the outstanding voting stock of ASL Management Corp., the majority general partner of Aladdin Partners, L.P.  Mr. Lorberbaum disclaims beneficial ownership of the shares held by Aladdin Partners, L.P. Also includes 251,281 shares owned by The Alan S. Lorberbaum Family Foundation, of which Mr. Jeffrey Lorberbaum is a trustee and may be deemed to share voting and investment power. Mr. Jeffrey Lorberbaum disclaims beneficial ownership of the shares held by The Alan S. Lorberbaum Family Foundation. Includes 3,985,604 shares held by the JMS Group Limited Partnership ("JMS"). The general partner of JMS is SJL Management Company, LLC ("SJL"). Mr. Lorberbaum is an equal member of SJL and may be deemed to share voting and dispositive power with respect to all shares held by JMS. Mr. Lorberbaum disclaims beneficial ownership of such shares. Includes 140,000 shares owned by Cuddy Holdings LP ("Cuddy"). Mr. Lorberbaum is the majority owner of Helm Management Corporation, the majority general partner of Cuddy, and may be deemed to have sole voting and dispositive power with respect to all such shares. Mr. Lorberbaum disclaims beneficial ownership of such shares. Includes 101,500 shares issuable upon the exercise of currently vested options, and 12,596 shares issued pursuant to the Company's Executive Incentive Program, of which 2,607 are restricted shares, and 172 shares owned pursuant to the Company's 401(k) Plan.
  Based upon Schedule 13G/A dated February 14, 2003 filed with the SEC by Ruane, Cunniff & Co., Inc. The address of Ruane, Cunniff & Co., Inc. is 767 Fifth Avenue, Suite 4701, New York, New York 10153-4798.
  The address of Aladdin Partners, L.P. is 2001 Antioch Road, Dalton, Georgia 30721. ASL Management Corp. is the majority general partner of Aladdin Partners, L.P. and shares voting and investment power with respect to these shares.  The address of ASL Management Corp. is 2001 Antioch Road, Dalton, Georgia 30721. Mr. Jeffrey Lorberbaum is the owner of 100% of the outstanding voting stock of ASL Management Corp. and, as a result, may be deemed to share voting and investment power with respect to these shares.  Mr. Barry L. Hoffman is a director of ASL Management Corp. and, as a result of such position, may be deemed to share voting and investment power with respect to these shares. Excludes 3,500 shares owned of record by Mr. Hoffman in his individual capacity.  The business address of Mr. Hoffman is Joseph Decosimo & Company, 1100 Tallan Building, Two Union Square, Chattanooga, Tennessee 37402.  Each of ASL Management Corp., Mr. Jeffrey Lorberbaum and Mr. Hoffman, disclaim beneficial ownership of the shares held by Aladdin Partners, L.P.

  Based upon Schedule 13G/A dated February 13, 2003 filed with the SEC by FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
  The address of JMS is Joseph Decosimo & Company, 1100 Tallan Building, Two Union Square, Chattanooga, Tennessee 37402.  The general partner of JMS is SJL. Each of Ms. Suzanne L. Helen and Mr. Mark Lorberbaum is an equal member of SJL and may be deemed to share voting and dispositive power with respect to all shares held by JMS. Each of Ms. Helen and Mr. Mark Lorberbaum disclaims beneficial ownership of such shares.
  Includes 29,500 shares issuable upon the exercise of currently vested options and 4,352 shares issued pursuant to the Company's Executive Incentive Program, of which 380 are restricted shares and 141 shares owned pursuant to the Company's 401(k) Plan.
  Includes 1,350 shares issuable upon the exercise of currently vested options and 12,444 issued shares pursuant to the Company's Executive Incentive Program and 721 shares owned pursuant to the Company's 401(k) plan.  Also includes 4,820 shares held by two minor children.
  Includes 15,750 shares issuable upon the exercise of currently vested options.
  Includes 12,100 shares issuable upon the exercise of currently vested options, 5,158 shares issued pursuant to the Company's Executive Incentive Program, of which 796 are restricted shares, and 18 shares owned pursuant to the Company's 401(k) plan.
  Includes 27,600 shares issuable upon the exercise of currently vested options and 5,314 shares issued pursuant to the Company's Executive Incentive Program, of which 952 are restricted shares and 63 shares owned pursuant to the Company's 401(k) Plan.
  Includes 30,000 shares issuable upon the exercise of currently vested options.
  Includes 15,750 shares issuable upon the exercise of currently vested options.
  Includes 19,350 shares issuable upon the exercise of currently vested options, 2,005 shares issued pursuant to the Company's Executive Incentive Program, of which 1,118 are restricted shares, and 18 shares owned pursuant to the Company's 401(k) plan.
  Includes 2,250 shares issuable upon the exercise of currently vested options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Directors, executive officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company copies of all Section 16(a) reports they file.  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons except for the following inadvertent late filings: (i) the statement of changes in beneficial ownership on Form 4 required to be filed by Mr. Jeffrey S. Lorberbaum within two business days after a change in his beneficial ownership of 140,000 shares of Common Stock in connection with an estate planning transaction which occurred on December 31, 2002, and was reportable by January 2, 2003, was reported on Form 4 filed on March 10, 2003.

OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Annual Meeting.  However,

if any other matters are properly brought before the Annual Meeting or are incidental to the conduct of the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

      The Board of Directors has appointed KPMG as auditors of the Company for 2003.  KPMG also audited the Company's financial statements for 2002.  Representatives of KPMG will be present at the Annual Meeting and will be given an opportunity to make a statement, if they desire, and to respond to appropriate questions.

      The Company will bear the cost of the solicitation of proxies on behalf of the Company. Directors, officers and other employees of the Company may, without additional compensation except for reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication.  The Company has retained Georgeson Shareholder to assist in the solicitation of proxies for a fee of $7,500 plus expenses.  The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

      Any director nomination or other proposal a Stockholder may desire to have included in the Company's proxy statement for presentation at the 2004 Annual Meeting must be received by the Company at Mohawk Industries, Inc., P.O. Box 12069, 160 South Industrial Boulevard, Calhoun, Georgia 30703, Attention: Secretary, on or prior to November 28, 2003.  Stockholders may intend to present a director nomination or other proposal from the floor of the 2004 Annual Meeting, and they may commence their own proxy solicitation, rather than having the director nomination or other proposal included in the Company's 2004 annual proxy statement.  Under the Company's Bylaws, the Company must receive notice of any such director nomination or other Stockholder proposal prior to November 28, 2003 in order for the notice to be timely.  If the Company does not receive notice of the director nomination or other Stockholder proposal prior to November 28, 2003, the Company will retain discretionary voting authority over the proxies returned by Stockholders for the 2004 Annual Meeting with respect to such director nomination or other Stockholder proposal.  Discretionary voting authority is the ability to vote proxies that Stockholders have executed and returned to the Company, on matters not specifically reflected on the proxy card, and on which Stockholders have not had an opportunity to vote by proxy.

      If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy card with respect to your shares.  Accordingly, please contact the person responsible for your account and give instructions for a proxy card to be signed representing your shares.

      A list of Stockholders entitled to be present and vote at the Annual Meeting will be available at the offices of the Company, P.O. Box 12069, 160 South Industrial Boulevard, Calhoun, Georgia 30703, for inspection by the Stockholders during regular business hours from May 2, 2003, to the date of the Annual Meeting.  The list also will be available during the Annual Meeting for inspection by Stockholders who are present.

      If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly. An envelope has been provided for that purpose.  No postage is required if mailed in the United States.

                                                                                               SIDNEY J. FROST
                                                                                               Vice President & Corporate Secretary

Atlanta, Georgia
March 27, 2003

Appendix A

Mohawk Industries, Inc.
Audit Committee Charter

Purpose

      The Audit Committee (the "Committee") is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.  The Committee shall monitor (a) the integrity of the Company's publicly reported financial statements, (b) the Company's compliance with legal and regulatory financial disclosure requirements, (c) the independent auditors' qualifications and independence, and (d) the performance of the Company's internal audit function and independent auditors.

      In furtherance of this purpose, the Committee shall maintain direct communication among the Company's independent auditors and director of internal audit and the Board of Directors.  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the authority to retain at Company expense outside legal, accounting or other advisors to advise the Committee.  The Committee shall produce an annual report for inclusion in the Company's proxy statement for the annual meeting of stockholders, in accordance with applicable rules and regulations.

      The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements.  Additionally, the Committee recognizes that financial management, as well as the independent auditors, have more time, knowledge and more detailed information about the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

Composition of the Committee

      The members of the Committee shall be independent directors meeting the requirements of the New York Stock Exchange and appointed by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee.  The Chairman of the Committee shall be designated by the Board of Directors.  In the absence of the Chairman, the members of the Committee may designate a chairman by majority vote.  The Board of Directors may, at any time, remove one or more directors as members of the Committee.

      In light of the extraordinary commitment of time and attention required of members of the Committee in fulfilling their responsibilities, no member of the Committee shall be a member of the audit committee, or a committee fulfilling similar functions, of more than two other public companies.

Authority and Responsibilities

The Committee shall:

 (a)     At least annually, review and reassess the adequacy of this Charter and evaluate the performance of the Committee and report the results thereof to the Board of Directors.

(b)     Study and make recommendations to the Board of Directors with respect to audit policies and procedures and the scope and extent of audits.  In consultation with corporate management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls.  Discuss significant financial risk exposures and the steps corporate management has taken to monitor, control, and report such exposures.

(c)     Review the qualifications, independence and performance of the independent auditors and present its conclusions to the Board of Directors annually in advance of the annual meeting of stockholders.  As part of such annual review, obtain and review a report by the independent auditors describing: all relationships between the independent auditors and the Company, the independent auditors' internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.  Discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.  Discuss with corporate management the qualifications, independence and performance of the independent auditors.  The independent auditors shall report directly to the Committee and are ultimately accountable to the Committee and the Board of Directors.

i

(d)     Retain and terminate the Company's independent auditors, with sole authority to pre-approve, to the extent required by applicable law, all audit and non-audit engagements and the related fees and terms with the independent auditors.  In accordance with applicable law, the Committee may delegate this authority to one or more designated members of the Committee; provided that any such decision made pursuant to the foregoing delegation of authority shall be presented to the Committee at its next regularly-scheduled meeting.

(e)     Satisfy itself as to the professional competency of the director of internal audit and the adequacy of his staff in discharging the responsibility of the office.  Review with management the appointment and replacement of the director of internal audit.

(f)      Review with the independent auditors and with the director of internal audit, at a time when the annual audit plan is being developed, the plan's timing, scope, staffing, locations, foreseeable issues, priorities and procedures, the coordination between the independent auditors and the director of internal audit in executing the plan and the engagement team.

(g)     Meet separately, periodically, with corporate management, the director of internal audit and the independent auditors.

(h)     Review annually the Company's internal auditing program and significant reports with the director of internal audit and corporate management's response and follow-up to those reports.

(i)       Meet quarterly with corporate management and with the independent auditors, to discuss the annual audited financial statements, including footnotes, the unaudited quarterly financial results prior to the release of earnings and/or the quarterly financial statements prior to filing or distribution, including, in each case, a review of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations".  In discharging this obligation, receive and review, if necessary, a report from the controller as to any unusual deviations from prior practice that were included in the preparation of the annual or quarterly financial results.  Review and discuss (1) draft press releases of unaudited interim and annual financial results before public release and (2) financial information and earnings guidance provided to analysts and ratings agencies. Press releases and interim financial statements also will be reviewed by the independent auditors prior to public release.

(j)       Review the report to the Committee from the Company's independent auditors in accordance with Section 204 of the Sarbanes-Oxley Act of 2002.  Review the contents of such report and all major accounting policy matters involved in the preparation of interim and annual financial reports with corporate management and any deviations from prior practice with the independent auditors.

(k)     Review with the independent auditors, on completion of the annual audit, their experience, any difficulties encountered, any restrictions on their work, cooperation received, significant disagreements with corporate management, their findings and their recommendations.  Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

ii

(l)       Review the application of significant regulatory, accounting and auditing policies, including new pronouncements, to the Company's financial reports.

(m)    Analyze financial reports to understand performance fluctuations between reporting periods and between reports and plan.

(n)     Review and assess the adequacy of internal accounting procedures and controls, including a review with the independent auditors of their evaluation of the Company's internal controls.  Review quarterly the programs that the Company has instituted to correct any control deficiencies noted by the director of internal audit in his periodic review or the independent auditors in their annual review.  Discuss with management the results of the foregoing reviews, including significant items and potential ways to improve the accounting procedures and controls.

(o)     Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(p)     Establish clear hiring policies for current or former employees of the independent auditors.

(q)     Report annually to the Board of Directors, after the close of each fiscal year but prior to the Company's annual meeting of stockholders, as well as on any other occasion, any issues that arise with respect to the quality or integrity of the Company's publicly reported financial statements, the Company's compliance with legal or regulatory financial disclosure requirements, the performance and independence of the independent auditors, the performance of the internal audit function, or whatever it deems appropriate concerning the activities of the Committee.

(r)      Perform any other activities consistent with this Charter, the Company's bylaws, and governing law as the Committee or the Board deems necessary or appropriate.

Committee Meetings

      The Committee shall meet at least four times per year.  Minutes of each of these meetings shall be kept and the Chief Financial Officer will function as the management liaison officer to this Committee.

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PROXY
MOHAWK INDUSTRIES, INC.
CALHOUN, GEORGIA
ANNUAL MEETING OF STOCKHOLDERS

       The undersigned stockholder of Mohawk Industries, Inc., a Delaware corporation (''Mohawk''), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Jeffrey S. Lorberbaum and John D. Swift, and each of them, proxies, with full power of substitution, for and in the name of the undersigned, to vote all shares of Mohawk Common Stock which the undersigned is entitled to vote on all matters which may come before the 2003 Annual Meeting of Stockholders (the ''Annual Meeting'') of Mohawk Industries, Inc. to be held on Thursday, May 15, 2003 at 10:00 a.m. local time, at 160 South Industrial Boulevard, Calhoun, Georgia, and at any adjournment or adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof.

(1)  The election of three Directors, Bruce C. Bruckmann, Larry W. McCurdy and Sylvester ("Jack") H. Sharpe, for a term of three years and until their successors are elected and qualified:

                                                                       [    ] FOR                                                         [    ] WITHHOLD AUTHORITY

                                    For, except vote withheld from the following nominee:

       This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors. The proxies cannot vote your shares unless you sign and return this Proxy.

      Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                                                                                                                   Signature of Stockholder

                                                                                                                                                       Signature of Stockholder (If held jointly)

                                                                                                                                                  Dated:                                                            , 2003

                                                                                                                                                                        Month                     Day

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MOHAWK INDUSTRIES, INC.
AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.